EXHIBIT 10.2

US AIRWAYS GROUP, INC.
2008 EQUITY INCENTIVE PLAN
STOCK APPRECIATION RIGHT AWARD GRANT NOTICE

US Airways Group, Inc. (the "Company"), pursuant to its 2008 Equity Incentive Plan (the "Plan"), grants to Participant a Stock Appreciation Right Award covering the number of Stock Appreciation Rights (the "Stock Appreciation Rights") set forth below (the "Award"). This Award consists of a Stock Appreciation Right Award Agreement (the "Award Agreement") and this Grant Notice. This Award is subject to all of the terms and conditions in this Grant Notice, the Award Agreement and the Plan.

Participant: _______________________________________________________
Date of Grant: ___________, 20_____
Expiration Date: ___________, 20_____
Number of Stock Appreciation Rights: _________________________________
Fair Market Value of Company Stock on Date of Grant: $__________________

VESTING SCHEDULE: Subject to acceleration as described in Section 3 of the Award Agreement, and if the Participant has not separated from service before the applicable vesting date, then the Stock Appreciation Rights shall vest as follows: [alternate vesting schedules permissible].

- ____ % of the Stock Appreciation Rights shall vest on ___________, 20___;
- ____ % of the Stock Appreciation Rights shall vest on ___________, 20___; and
- ____ % of the Stock Appreciation Rights shall vest on ___________, 20___;

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: By accepting this Award, the Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement, and the Plan. Participant further acknowledges that this Grant Notice, the Award Agreement, and the Plan contain the entire understanding between Participant and the Company about the award of the Stock Appreciation Rights and the Company Stock subject to the Stock Appreciation Rights and supersede all prior oral and written agreements on that subject except (i) awards previously granted to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS: [None or list agreements]

US AIRWAYS GROUP, INC.
2008 EQUITY INCENTIVE PLAN
STOCK APPRECIATION RIGHT AWARD AGREEMENT

Pursuant to the Stock Appreciation Right Award Grant Notice ("Grant Notice") and this Stock Appreciation Right Award Agreement ("Award Agreement"), US Airways Group, Inc. (the "Company") has awarded you a Stock Appreciation Right Award under its 2008 Equity Incentive Plan (the "Plan") for the number of stock appreciation rights ("Stock Appreciation Rights") as indicated in the Grant Notice (collectively, the "Award"). Terms not defined in this Award Agreement but defined in the Plan have the same definitions as in the Plan.

The details of your Award are as follows:

1.  NUMBER OF STOCK APPRECIATION RIGHTS. The number of Stock Appreciation Rights subject to your Award is stated in the Grant Notice. The number may be adjusted for capitalization adjustments as described in Section 19 of the Plan.

2.  CALCULATION OF APPRECIATION. The amount payable upon exercise of each vested Stock Appreciation Right shall be equal to the excess of (A) the Fair Market Value per share of Company Stock on the date of exercise, over (B) the Fair Market Value per share of Company Stock on the date of grant of the Stock Appreciation Right (as indicated in the Grant Notice).

3.  VESTING. The Stock Appreciation Rights shall vest, if at all, as provided in the vesting schedule in your Grant Notice, provided, however, that:

(a) except as provided in Section 3(b) below, vesting shall cease upon your separation from service with the Company and all Related Companies; and

(b) vesting of all Stock Appreciation Rights shall be fully accelerated (i) if your employment with the Company or a Related Company terminates because of your death, Disability, or Retirement; or (ii) in the event of a Change of Control that occurs after the Date of Grant while you are employed by the Company or a Related Company.

4.  EXERCISE.

(a) Subject to Section 4(b), you may exercise the vested portion of your Award during its term by delivering a Notice of Exercise (in a form and manner designated by the Company) to the Company, together with any additional documents as the Company may require. The exercise date will be the business day that your Notice of Exercise is received by the Company or its designate. If the Notice of Exercise is received after normal business hours for a given day, then the exercise date will be considered to be the following business day.

(b) If you are subject to the Company's policy regarding trading of Company Stock, you may exercise the vested portion of your Award only during a "window period" under that trading policy applicable to you.

5.  TERM. You may not exercise your Award before the commencement or after the expiration of its term. The term of your Award commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon your separation from service for Cause (as defined in Section 12 below);

(b) three (3) months after your separation from service for any reason other than for Cause or Change of Control or your death, Disability, or Retirement, provided that if during any part of the three (3) month period you may not exercise your Award solely because of the condition set forth in Section 7 relating to "Securities Law Compliance," your Award shall not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after your separation from service;

(c) eighteen (18) months after your separation from service if, within twenty-four (24) months following the date of a Change in Control, (i) you are terminated by the Company or a Related Company for any reason other than Cause or Disability, or (ii) you terminate employment with the Company or a Related Company for Good Reason (as defined in your Executive Change of Control and Severance Benefits Agreement or Employment Agreement, as applicable);

(d) three (3) years after your death if you die either before your separation from service or within three (3) months after your separation from service for any reason other than Cause;

(e) three (3) years after your separation from service due to your Disability;

(f) three (3) years after your separation from service due to your Retirement;

(g) the Expiration Date indicated in your Grant Notice; or

(h) the day before the seventh (7th) anniversary of the Date of Grant.

6.  PAYMENT. Subject to Section 10, the amount payable upon exercise of the Award shall be settled in shares of Company Stock based on the Fair Market Value of the shares at the time of exercise with any fractional share paid in cash. The Company will deliver to a broker designated by the Company (the "Designated Broker"), on your behalf, the shares of Company Stock resulting from the exercise. The Company shall determine the form of delivery of the shares of Company Stock subject to your Award.

7.  SECURITIES LAW COMPLIANCE. You may not exercise your Award unless either (a) the shares of Company Stock issuable upon the exercise are registered under the Securities Act or (b) the Company has determined that the exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Award also is subject to the provisions of Section 17 of the Plan on continuing securities law compliance.

8.  TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

9.  AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Related Company, or on the part of the Company or any Related Company to continue your service. In addition, nothing in your Award shall obligate the Company or any Related Company, their respective stockholders, boards of directors, or employees to continue any relationship that you might have as an Employee or other Service Provider of the Company or any Related Company.

10.  WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your Award, in whole or in part, or at any time thereafter as requested by the Company, you authorize the delivery of shares of Company Stock to the Designated Broker (as defined in Section 6) with instructions to (i) sell shares sufficient to satisfy the Applicable Withholding Taxes, which arise in connection with the exercise, and (ii) remit the proceeds of the sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the Applicable Withholding Taxes, you authorize withholding from payroll and any other amounts payable to you, in the same calendar year, and otherwise agree to make adequate provision for any sums required to satisfy the Applicable Withholding Taxes.

(b) Upon your request and subject to approval by the Company, in its sole discretion, you may submit cash, check or its equivalent to the Company sufficient to satisfy the Applicable Withholding Taxes.

(c) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Company Stock otherwise issuable to you upon the exercise of your Award a number of whole shares of Company Stock having a Fair Market Value, determined by the Company as of the date of exercise, equal to the Applicable Withholding Taxes arising from the exercise.

(d) You may not exercise your Award unless the tax withholding obligations of the Company and/or any Related Company are satisfied. Accordingly, you may not be able to exercise your Award when desired even though your Award is vested, and the Company shall have no obligation to issue a certificate for the shares of Company Stock unless these obligations are satisfied.

11.  NOTICES. Any notices provided for in your Award or the Plan shall be given in the manner designated by the Company and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you via United States mail, postage prepaid, addressed to you at the last address you provided to the Company, five (5) days after such notice is deposited.

12. MISCELLANEOUS.

(a) The Company's rights and obligations with respect to your Award shall be transferable by the Company to any one or more persons or entities, and all of your covenants and agreements shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the Company's sole determination to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel before executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to any required governmental agency or national securities exchange approvals.

(e) The Company's obligations under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the Company's business and/or assets.

13.  HEADINGS. This Agreement's Section headings are for convenience only and shall not constitute a part of this Agreement or affect this Agreement's meaning.

14.  SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, then that shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of a Section) declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of the Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.  GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are made a part of your Award, and is further subject to all interpretations, amendments, rules, and regulations which may be promulgated and adopted under the Plan. If there is a conflict between the provisions of your Award and those of the Plan, then the provisions of the Plan shall control.